EXHIBIT 32.2

WRITTEN STATEMENT OF ACTING CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the acting Chief Financial Officer of KBR, Inc. (the “Company”), hereby certifies that to his knowledge, on the date hereof:

a)
the Form 10-Q of the Company for the period ended September 30, 2013, filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section l3(a) or 15(d) of the Securities Exchange Act of 1934; and

b)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ William P. Utt
William P. Utt
Chief Executive Officer, acting Chief Financial Officer
Date: October 24, 2013